Exhibit 10.3

BUNGE 2017 NON-EMPLOYEE DIRECTORS EQUITY INCENTIVE PLAN

Effective May 25, 2017

As Amended and Restated on November 1, 2023

1.	Establishment and Purpose

(a)            Establishment of the Plan. Bunge Global SA hereby establishes the Bunge 2017 Non-Employee Directors Equity Incentive Plan, as amended from time to time (the “Plan”). The Plan shall become effective as of the Effective Date, at which time no further awards will be granted under the Prior Plan. Capitalized terms that are not otherwise defined in the text of the Plan are defined in Section 24.

(b)            Purpose of the Plan. The purpose of the Plan is to promote the long-term growth and financial success of the Company and its Subsidiaries by attracting, motivating and retaining non-employee directors of outstanding ability and assisting the Company in promoting a greater identity of interest between the Non-Employee Directors and its shareholders.

2.	Administration

(a)            The Committee. The Plan shall be administered by the Committee. The Committee shall be comprised solely of Directors who are (a) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent directors” as contemplated by Section 303A.02 of the New York Stock Exchange Listed Company Manual.

(b)            Authority of the Committee. Subject to the terms and conditions of the Plan, the Committee shall have full power and discretionary authority to: (a) determine the size and types of Awards; (b) approve forms of Award Agreements for use under the Plan; (c) determine the terms and conditions of each Award, including without limitation, and to the extent applicable, the Exercise Price, the Exercise Period, vesting conditions, any vesting acceleration, waiver of forfeiture restrictions, and any other term or condition regarding any Award or its related Shares; (d) construe and interpret the Plan and any agreement or instrument entered into pursuant to the Plan; (e) establish, amend or waive rules and regulations for the Plan’s administration; (f) amend the terms and conditions of any outstanding Award and any instrument or agreement relating to an Award (subject to the provisions of Section 12); (g) delay issuance of Shares or suspend a Non-Employee Director’s right to exercise an Award as deemed necessary to comply with Applicable Laws; (h) authorize any person to execute, on behalf of the Company, any agreement or instrument required to carry out the Plan purpose; (i) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award, or any instrument or agreement relating to an Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (j) adopt such plans or subplans as may be deemed necessary or appropriate to comply with the laws of other countries, allow for tax-preferred treatment of Awards or otherwise provide for the participation by Non-Employee Directors who reside outside of the U.S.; and (k) make any and all determinations which it determines to be necessary or advisable for the Plan administration.

(c)            Decisions Binding. All determinations and decisions made by the Committee pursuant to the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons interested in the Plan or an Award. The Committee shall consider such factors as it deems relevant to making its decisions, determinations and interpretations including, without limitation, the recommendations or advice of any Director, officer or employee of the Company or a Subsidiary and such agents, attorneys, consultants and accountants as it may select. The Committee’s determinations under the Plan need not be the same for all persons. A Non-Employee Director or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award and only on the grounds that such decision or action was arbitrary or capricious or was unlawful.

(d)            Indemnification. No member of the Committee or the Board (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in the manner provided in the Company’s articles of association as may be amended from time to time or in any indemnification agreement of the Company with such Indemnifiable Person. In the performance of their responsibilities with respect to the Plan, such individuals shall be entitled to rely upon information and advice furnished by the Company’s officers, agents, attorneys, consultants and accountants and any other party deemed necessary or appropriate, and no such individual shall be liable for any action taken or not taken in reliance upon any such advice. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which an Indemnifiable Person may be entitled, or any power that the Company may have to indemnify them or hold them harmless.

(e)            Construction and Interpretation. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any Award Agreement shall be within the sole and complete discretion of the Committee.

(f)            Action by the Board. Notwithstanding anything in the Plan to the contrary, any authority or responsibility, which, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

3.	Shares Available

(a)            Number of Shares. Subject to adjustments as provided in Section 13, the maximum aggregate number of Shares for all purposes under this Plan shall be 320,000 Shares. Shares issued under the Plan may consist, in whole or in part, of Shares issued out of the capital band or the conditional share capital of the Company, Shares held by the Company or any of its subsidiaries in treasury or Shares reacquired by the Company in any manner, or a combination thereof.

(b)            Share Counting. The number of Shares remaining available for issuance shall be reduced by the number of Shares subject to outstanding Awards and, for Awards that are not denominated by Shares, by the number of Shares actually delivered upon settlement or payment of the Award. Notwithstanding anything in the Plan to the contrary, Shares subject to an Award will again be available for grant and issuance pursuant to the Plan to the extent the relevant Awards: (a) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of Shares, (b) are settled in cash in lieu of Shares, or (c), subject to Section 7(g) hereof, are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof). Shares subject to an Award may not again be made available for grant and issuance pursuant to the Plan if such Shares are: (w) subject to an Option or a stock-settled SAR and were not issued upon the net settlement or net exercise of such Option or SAR, (x) delivered to, or withheld by, the Company to pay the Exercise Price or the withholding taxes due with respect to an Option or SAR, (y) withheld by the Company to cover taxes incurred in connection with other stock-settled Awards, or (z) repurchased on the open market with the proceeds of an Option exercise. In addition, to the extent not prohibited by Applicable Laws, rules or regulations, Shares delivered or deliverable in connection with any Substitute Award shall not reduce the number of Shares authorized for grant pursuant to Section 3(a) above.

(c)            Adjustments in Authorized Shares and Awards. In the event of any merger, amalgamation, reorganization, consolidation, recapitalization, stock dividend, bonus issues, extraordinary cash dividend, other distribution, stock split, reverse stock split, share consolidation or subdivision, spin-off, split-off or similar transaction or other change in corporate structure affecting the Shares or their value, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered, in the aggregate, in the number, class, kind and option or Exercise Price of securities subject to outstanding Awards as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number and provided further, however, no adjustment shall be made to an Award in a manner that would result in adverse tax consequences under Section 409A.

4.	Eligibility

Only Non-Employee Directors shall be eligible to be granted Awards under the Plan.

5.	Awards in General

(a)            Grant of Awards. Unless otherwise determined by the Committee, Awards shall be granted under the Plan as follows:

(i)	upon a Non-Employee Director’s initial election to the Board; and

(ii)            to a Non-Employee Director who continues to be a member of the Board as of the date of an Annual Meeting.

Notwithstanding any provision herein to the contrary, a Non-Employee Director who is elected to the Board other than on the date of an Annual Meeting shall receive, as of the date of such election, a pro-rata portion of the Awards made to Non-Employee Directors generally on the immediately preceding Date of Grant based on the number of days from the date of election to the next Annual Meeting, divided by 365. To the extent practicable, such Award(s) shall be made in the same form as the Award(s) made as of such immediately preceding Date of Grant.

(b)            Terms Set Forth in Award Agreement. The terms and conditions of each Award shall be set forth in an Award Agreement and such terms and conditions shall not be inconsistent with the Plan and shall include, without limitation, the Date of Grant and the number of Shares subject to, and type of, such Award.

(c)            Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a Non-Employee Director, the sum of the Date of Grant fair value (determined as of the Date of Grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards payable in Shares to an individual as compensation for services as a Non-Employee Director during any calendar year shall not exceed $540,000.

6.	Restricted Stock Units

(a)            Award of Restricted Stock Units. The Committee may grant RSUs to a Non-Employee Director with such terms and provisions that the Committee shall determine.

(b)            Terms of Restricted Stock Units. Each Award of RSUs shall be subject to an Award Agreement that shall set forth (i) the number or a formula for determining the number of Shares subject to the Award, (ii) the terms and conditions regarding the grant, vesting and forfeiture of the RSUs and (iii) such other terms and conditions as may be appropriate.

(c)            Vesting Conditions. Unless otherwise determined by the Committee and subject to earlier forfeiture or accelerated vesting as provided herein, RSUs shall fully vest on the first Annual Meeting following the Date of Grant. Notwithstanding the preceding sentence, unless otherwise determined by the Committee, (i) RSUs shall be immediately vested (x) on a pro rata basis upon termination of a Non-Employee Director’s service on the Board by reason of Retirement, death, or Disability or (y) fully by reason of failure by the Company’s shareholders to reelect such Non-Employee Director after he or she was nominated for re-election by the Board and (ii) in the event a Non-Employee Director’s service on the Board terminates for any other reason, any RSUs that are not vested at the time of such termination shall be forfeited and cancelled without any payment.

(d)            Settlement of Restricted Stock Units. Vested RSUs shall be settled in a lump sum or in installments on or after the date(s) set forth in the Award Agreement. The Committee may settle vested RSUs in cash, Shares, or a combination of both. Distribution may occur or commence when the vesting conditions applicable to a RSU have been satisfied or, if the Committee so provides in an Award Agreement, it may be deferred in accordance with Applicable Laws, to a later date. The Committee may also permit a Non-Employee Director to defer payment of Shares related to a RSU provided that the terms of the RSU and any deferral satisfy the requirements of Applicable Laws and the deferral is pursuant to a deferred compensation plan offered by the Company or a Subsidiary.

7.	Options and Stock Appreciation Rights

(a)            Award of Options and SARs. The Committee may grant Options, SARs or both, to a Non-Employee Director with such terms and provisions that the Committee shall determine.

(b)            Terms of Options and SARs. Each Award of Options or SARs shall be subject to an Award Agreement that shall set forth (i) the term or duration of the Options or SARs, (ii) the number of Shares subject to the Options or SARs, (iii) the Exercise Price, (iv) the Exercise Period and (v) such other terms and conditions as may be appropriate.

(c)            Duration of Options and SARs. The Committee shall determine the Exercise Period for each Option or SAR; provided, however, that no Option or SAR shall be exercisable later than the tenth (10th) anniversary of its Date of Grant.

(d)            Vesting Conditions. Unless otherwise determined by the Committee and subject to earlier forfeiture or accelerated vesting as provided herein, Options and SARs shall fully vest on the date of the first Annual Meeting following the Date of Grant. Notwithstanding the preceding sentence, unless otherwise determined by the Committee, (i) Options and SARs shall be immediately vested (x) on a pro rata basis upon termination of a Non-Employee Director’s service on the Board by reason of Retirement, death, or Disability or (y) fully by reason of failure by the Company’s shareholders to reelect such Non-Employee Director after he or she was nominated for re-election by the Board and (ii) in the event a Non-Employee Director’s service on the Board terminates for any other reason, any Option or SAR that is not vested at the time of such termination shall be forfeited and cancelled without any payment.

(e)            Exercise of and Payment for Options and SARs. Options and SARs shall be exercisable at such times and be subject to such terms and conditions as the Committee shall approve, which need not be the same for each Award or for each Non-Employee Director. Options and SARs shall be exercised by the delivery of a written notice of exercise to the Company or its designated agent, setting forth the number of Shares to be exercised with respect to the Options or SARs, and, in the case of Options, accompanied by full payment for the Shares.

The Exercise Price upon exercise of any Option shall be payable to the Company in full either: (i) in cash or its equivalent, (ii) by tendering, either by actual or constructive delivery, Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price, (iii) by net Share settlement or similar procedure involving the cancellation of a portion of the Option representing Shares with an aggregate Fair Market Value at the time of exercise equal to the Exercise Price or (iv) by any combination thereof. To the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, the Committee also may allow cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and Applicable Laws.

As soon as practicable after receipt of a written notification of exercise of an Option and provisions for full payment for an Option, the Company shall issue to the Non-Employee Director an appropriate number of Shares based upon the number of Shares purchased under the Option.

Upon exercise of a SAR, a Non-Employee Director shall be entitled to receive payment from the Company in an amount equal to the product of: (A) the excess of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Exercise Price of the SAR, multiplied by (B) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, payment upon the exercise of a SAR may be in cash, in Shares of equivalent value or in a combination thereof. The Committee’s determination regarding the form of SAR payout shall be set forth in an applicable Award Agreement.

(f)            Automatic Exercise. The Committee may provide that, in the event that (i) an Option or SAR is not exercised or settled by the last day of the Exercise Period, (ii) the Non-Employee Director is legally precluded from otherwise exercising such Option or SAR before the last day of the Exercise Period due to legal restrictions or Company policy (including policies on trading in Shares), and (iii) the Exercise Price of such Option or SAR is below the Fair Market Value of a Share on the last day of the Exercise Period, as determined by the Committee, then the Option or SAR may be deemed exercised on such date, with no action required on the part of the Non-Employee Director, with a spread equal to the Fair Market Value of the Shares subject to the Award on such date minus the Exercise Price for those Shares. The resulting proceeds net of any required tax withholding and any applicable costs shall be paid to the Non-Employee Director or the Non-Employee Director’s legal representative.

(g)            Restrictions on Repricing, Repurchases, and Discounts. Other than in connection with a transaction described in Section 3.3 above, without shareholder approval, (i) the Exercise Price of an Option or SAR may not be reduced, directly or indirectly, after the grant of the Award; (ii) an Option or SAR may not be cancelled in exchange for cash, other Awards, or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Option or SAR; and (iii) the Company may not repurchase an Option or SAR for value (in cash, substitutions, cash buyouts, or otherwise) at any time when the Exercise Price of an Option or SAR is above the Fair Market Value of a Share. In no event shall the Exercise Price of an Option or the grant price per Share of a SAR be less than 100% of the Fair Market Value of a Share on the Date of Grant; provided, however that the Exercise Price of a Substitute Award granted as an Option shall be determined in accordance with Section 409A and may be less than 100% of the Fair Market Value.

8.	Other Awards

Subject to limitations under Applicable Laws, the Committee may grant such other Awards to Non-Employee Directors that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares as deemed by the Committee to be consistent with the purposes of the Plan. The terms and conditions applicable to such other Awards shall be determined from time to time by the Committee and set forth in an applicable Award Agreement.

9.	Shareholder Rights; Dividend Equivalents.

Except as provided in the Plan or an Award Agreement, no Non-Employee Director shall have any Shares subject to an Award and any of the rights of a shareholder unless and until such Non-Employee Director has satisfied all requirements for exercise or vesting of the Award pursuant to its terms, Shares have actually been issued, restrictions imposed on the Shares, if any, have been removed, and the Shares are entered upon the records of the duly authorized transfer agent of the Company. The recipient of a Award (other than Options and SARs) may be entitled to receive Dividend Equivalents, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and subject to vesting and forfeiture to the same extent as the underlying Award; provided, however, that Dividend Equivalents shall only become payable if and to the extent the underlying Award vests, regardless of whether or not vesting is contingent upon continued service.

10.	Restriction on Transfer of Awards; Restriction on Transfer of Shares

(a)            Except as may be provided by the Committee, no Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Non-Employee Director otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, subject to Applicable Laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of an Award for no consideration to a permitted transferee. Each Award, and each right under any Award, shall be exercisable, during the Non-Employee Director’s lifetime, only by the Non-Employee Director or, if permissible under Applicable Laws, by the Non-Employee Director’s guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Subsidiary.

(b)            The Committee may impose such restrictions on any Shares acquired pursuant to an Award as it may deem advisable, including, without limitation, restrictions to comply with Applicable Laws.

11.	Term

Unless earlier terminated in accordance with Section 12, the Plan shall expire on the tenth anniversary of the Effective Date (the “Expiration Date”). No Awards shall be granted under the Plan after the Expiration Date. However, the expiration of the Plan shall not affect Awards made on or prior to the Expiration Date, which Awards shall remain outstanding subject to the terms hereof.

12.	Amendments; Termination

(a)            The Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, including, without limitation, to amend the provisions for determining the amount of Awards to be issued to a Non-Employee Director; provided, however, that any amendment which under the requirements of Applicable Laws must be approved by the shareholders of the Company shall not be effective unless and until such shareholder approval has been obtained in compliance with such Applicable Laws.

(b)            No termination or amendment of the Plan that would adversely affect a Non-Employee Director’s rights under the Plan with respect to any Award made prior to such action shall be effective as to such Non-Employee Director unless he or she consents thereto, except if such termination or amendment of the Plan is required by Applicable Laws.

13.	Corporate Transactions

(a)            Authority of the Company and Shareholders. The existence of the Plan or Awards hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger, amalgamation or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference shares whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the winding up, dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)            Change in Control. Unless specifically prohibited by the Plan or unless the Committee provides otherwise prior to the Change in Control, upon the occurrence of a Change in Control and either (i) the successor entity fails to assume, substitute or replace the Awards or (ii) a termination of a Non-Employee Director’s service with the Company or a Subsidiary on or before the occurrence of the first anniversary of the occurrence of a Change in Control: (1) Any restrictions imposed on RSUs shall be deemed to have expired; (2) any and all outstanding and unvested Options and SARs shall become immediately exercisable; and (3) any restrictions imposed on any and all outstanding and unvested other Awards shall be deemed to have expired.

14.	No Right to Re-election

Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Non-Employee Director for re-election by the Company’s shareholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

15.	Governing Law

To the extent not preempted by Federal law, the Plan, the Award Agreements and all agreements thereunder, shall be construed in accordance with, and subject to, the laws of the State of New York applicable to contracts made and to be entirely performed in New York and wholly disregarding any choice of law provisions that might otherwise be contrary to this express intent.

16.	Unfunded Plan

The Plan is intended to be an unfunded plan for incentive compensation. With respect to any payments not yet made to a holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the holder any rights that are greater than those of a general creditor of the Company or any affiliate.

17.	Compliance with Rule 16b-3

It is the Company’s intent that the Plan and the Awards comply in all respects with Rule 16b-3 of the Exchange Act, and any related regulations. If the consummation of any transaction under the Plan would result in the possible imposition of liability on a Non-Employee Director pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability.

18.	Tax-Related Items.

The Company shall have the authority and the right to deduct or withhold, or to require a Non-Employee Director to remit to the Company, an amount sufficient to satisfy the obligation for Tax-Related Items with respect to any taxable or tax withholding event concerning a Non-Employee arising as a result of the Non-Employee’s participation in the Plan or to take such other action as may be necessary or appropriate in the opinion of the Company to satisfy withholding obligations for the payment of Tax-Related Items by one or a combination of the following: (a) withholding from the Non-Employee Director’s cash compensation; (b) withholding from the proceeds of sale of Shares underlying an Award, either through a voluntary sale or a mandatory sale arranged by the Company on the Non-Employee Director’s behalf, without need of further authorization; or (c) in the Committee’s sole discretion, by withholding Shares otherwise issuable under an Award (or allowing the return of Shares) sufficient, as determined by the Committee in its sole discretion, to satisfy such Tax-Related Items. No Shares shall be delivered pursuant to an Award to any Non-Employee Director or other person until the Non-Employee Director or such other person has made arrangements acceptable to the Committee to satisfy the obligations for Tax-Related Items with respect to any taxable or tax withholding event concerning the Non-Employee Director or such other person arising as a result of an Award.

19.	Requirements of Law.

The making of Awards and the issuance of Shares shall be subject to all Applicable Laws, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise or vesting of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with all Applicable Laws and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided in the Plan, the Board or the Committee may require that a holder make such reasonable covenants, agreements, and representations as the Board or the Committee deems advisable in order to comply with any such Applicable Laws.

Notwithstanding any other provision set forth in the Plan, if required by the then-current Section 16 of the Exchange Act, any “derivative security” or “equity security” offered pursuant to the Plan to any Non-Employee Director may not be sold or transferred within the minimum time limits specified or required in such rule, except to the extent Rule 16b-3 exempts any such sale or transfer from the restrictions of Section 16 of the Exchange Act. The terms “equity security” and “derivative security” shall have the meanings ascribed to them in the then-current Rule 16a-1 under the Exchange Act.

20.	Section 409A Compliance

To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any contrary provision in the Plan, an Award Agreement or an Award, if any provision of the Plan, an Award Agreement or an Award contravenes any regulations or guidance promulgated under Section 409A or would cause any person to be subject to additional taxes, interest and/or penalties under Section 409A, such provision of the Plan, an Award Agreement or an Award may be modified by the Committee without notice and consent of any person in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A to the extent such discretionary authority would contravene Section 409A.

If any amount owed to a Non-Employee Director under this Plan is considered for purposes of Section 409A to be owed to the Non-Employee Director by virtue of his termination of service, such amount shall be paid if and only if such termination of service constitutes a “separation from service” with the Company, determined using the default provisions set forth in Treasury Regulation §1.409A-1(h) or any successor regulation thereto.

21.	No Representations or Covenants with respect to Tax Qualification.

Although the Company may endeavor to (1) qualify an Award for favorable or specific tax treatment under the laws of the United States or jurisdictions outside of the United States or (2) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 20 hereof, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan. Nothing in this Plan or in an Award Agreement shall provide a basis for any person to take any action against the Company based on matters covered by Section 409A, including the tax treatment of any Awards, and the Company will not have any liability under any circumstances to the Non-Employee Director or any other party if the Award that is intended to be exempt from, or compliant with, Section 409A, is not so exempt or compliant or for any action taken by the Committee with respect thereto.

22.	Stated Periods of Time

In the event that any period of days, months or years set forth in the Plan ends on a date that is Saturday, Sunday or a public holiday in the United States, the end of such period shall be the first business day following such date.

23.	Award Agreements

In the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

24.	Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

“Annual Meeting” means the annual general meeting of the Company’s shareholders.

“Applicable Laws” means the requirements relating to the administration of equity-based awards and the related issuance of Shares under U.S. state corporate laws, U.S. federal and state and non-U.S. securities laws, the Code, Swiss law, including the Swiss Code of Obligations, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable securities or exchange control laws of any non-US country or jurisdiction where Awards are, or will be, granted under the Plan.

“Approved Member” shall mean the individuals who, as of the Effective Date, constitute the Board and subsequently elected members of the Board whose election is approved or recommended by at least a majority of such current members or their successors whose election was so approved or recommended (other than any subsequently elected members whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board).

“Award” shall mean, individually or collectively, an Award of Options, RSUs, SARs or any other type of Award permitted under Section 8.

“Award Agreement” means any written or electronic agreement or document evidencing any Award granted by the Committee, which may, but need not, be signed or acknowledged by the Company or a Non-Employee Director as determined by the Committee. Award Agreements shall, in the discretion of the Committee, contain such terms and conditions that are not inconsistent with the terms of the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” shall mean the occurrence of any of the following events:

(a)            the acquisition by any Person of beneficial ownership (within the meaning of Rule did-3 promulgated under the Exchange Act and the applicable rulings and regulations thereunder) of 35% or more of the Common Stock;

(b)            the consummation after approval by the shareholders of the Company of either (i) a plan of complete liquidation or dissolution of the Company or (ii) a merger, amalgamation or consolidation of the Company with any other corporation, the issuance of voting securities of the Company in connection with a merger, amalgamation or consolidation of the Company, a sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (each, a “Business Combination”), unless, in each case of a Business Combination, immediately following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock issued and outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding Shares and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Common Stock; or

(c)            the failure for any reason of the Approved Members to constitute at least a majority of the Board.

With respect to any Award that is subject to Section 409A and payment is to be accelerated in connection with the Change in Control, solely for purposes of determining the timing of payment, no event(s) set forth in clauses (a), (b) or (c) above shall constitute a Change in Control for purposes of this Plan unless such event(s) also constitutes a “change in the ownership”, “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company as defined under Section 409A.

For purposes of the definition of “Change in Control,” a “Person” shall mean any person, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, except that such term shall not include (i) Bunge International Limited, (ii) any member of the Company and its Subsidiaries, (iii) a trustee or other fiduciary holding securities under an employee benefit plan of any member of the Company and its Subsidiaries, (iv) an underwriter temporarily holding securities pursuant to an offering of such securities or (v) an entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time and any applicable rulings and regulations promulgated thereunder, and any reference to a section of the Code includes any successor provision of the Code.

“Committee” means the Compensation Committee of the Board.

“Common Stock” means the common registered shares of the Company, par value $0.01 per share.

“Company” means Bunge Global SA, a corporation organized under the laws of Switzerland, or any successor to substantially all its business.

“Date of Grant” means the date on which all corporate actions necessary to approve the grant of an Award to a Non-Employee Director under the Plan have been completed.

“Director” means a member of the Board.

“Disability” a physical or mental impairment rendering a Non-Employee Director substantially unable to function as a member of the Board, as determined in the sole discretion of the Committee.  Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A where the payment or settlement of the Award will accelerate upon termination of service as a result of the Non-Employee’s Disability, solely for purposes of determining the timing of payment, no such termination will constitute a Disability for purposes of the Plan or any Award Agreement unless such event also constitutes a “disability” within the meaning of Section 409A.

“Dividend Equivalent” means, with respect to Shares subject to Awards, a right to an amount equal to dividends declared on an equal number of issued and outstanding Shares.

“Effective Date” means the date that the shareholders of the Company approve the Plan, as amended and restated, as submitted to the shareholders of the Company at the shareholder 2017 Annual Meeting.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“Exercise Period” means the period during which a SAR or Option is exercisable, as set forth in the related Award Agreement.

“Exercise Price” means the price at which a Share may be purchased by a Non-Employee Director pursuant to an Option or SAR, as determined by the Committee and set forth in an Award Agreement. Other than in connection with Substitute Awards, the exercise price per Share shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of the Option or SAR.

“Fair Market Value” of a Share as of any date means: the average of the highest and lowest sale prices of the Common Stock on the date of determination (or the mean of the closing bid and asked prices for the Common Stock if no sales were reported) as reported by the New York Stock Exchange or other stock exchange on which the Common Stock is listed. If the Common Stock is not listed on a stock exchange, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Section 409A. If the determination date for the Fair Market Value occurs on a weekend, holiday or other non-trading day, the Fair Market Value will be the price as determined above on the immediately preceding trading day, unless otherwise determined by the Committee. The determination of Fair Market Value for purposes of tax withholding may be made in the discretion of the Committee subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes. For purposes of achieving an exemption from Section 409A in the case of affected individuals subject to Section 409A, Fair Market Value shall be determined in a manner consistent with Section 409A.

“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

“Option” means an option to purchase Shares, granted under Section 7, which is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

“Prior Plan” means the Bunge Limited 2007 Non-Employee Directors Equity Incentive Plan, as amended from time to time.

“Restricted Stock Unit” or “RSU” means a right representing the right to receive Shares or the equivalent thereof in cash, pursuant to Section 6 hereof.

“Retirement” means a Non-Employee Director’s retirement from the Board in accordance with the retirement policy then in effect for Board members.

“Section 409A” means Section 409A of the Code, the corresponding treasury regulations and such other guidance as may be issued from time to time.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, or any successor act thereto.

“Share” means a share of Common Stock.

“Stock Appreciation Right” or “SAR” means a right, granted alone or in connection with a related Option, designated as a SAR, to receive a payment on the day the right is exercised, pursuant to Section 7 hereof.

“Subsidiary” means any corporation that is a “subsidiary corporation” of the Company as that term is defined in Section 424(f) of the Code.

“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

“Tax-Related Items” means any U.S. federal, state, and/or local taxes and any taxes imposed by a jurisdiction outside of the United States (including, without limitation, income tax, social insurance contributions, payment on account, employment tax obligations, stamp taxes and any other taxes required by law to be withheld and any employer tax liability for which the Non-Employee Director is liable in connection with an Award granted under the Plan.